UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2015

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillowgroup

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 30, 2015, Zillow Group, Inc. (“Zillow Group” or the “Company”) announced that it completed the sale of its Market Leader business to the Perseus Division of Constellation Software Inc. for $23,000,000, subject to post-closing adjustment for the value of Market Leader’s net tangible assets as of the closing date. A portion of the consideration is also subject to a holdback arrangement to secure certain indemnification obligations of the Company.

The sale included substantially all of the assets of the Market Leader business, including the Sharper Agent service and the Leads Direct, HouseValues and JustListed lead generation businesses. For the three months ended June 30, 2015, Market Leader’s total revenue represented approximately 7% of Zillow Group’s total revenue, and Market Leader’s total net loss represented less than 10% of Zillow Group’s consolidated net loss.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on September 30, 2015 regarding the closing of the sale of its Market Leader business is filed as Exhibit 99.1 hereto, and is incorporated herein by reference. The information in this Item 7.01 of Current Report on Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated September 30, 2015 entitled “Zillow Group Closes Sale of Market Leader to the Perseus Division of Constellation Software” issued by Zillow Group, Inc. on September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2015	ZILLOW GROUP, INC.

	By:	/s/ Kathleen Philips
	Name:	Kathleen Philips
	Title:	Chief Financial Officer, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 30, 2015 entitled “Zillow Group Closes Sale of Market Leader to the Perseus Division of Constellation Software” issued by Zillow Group, Inc. on September 30, 2015.